UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 15, 2020

Lakeland Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

NEW JERSEY	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Oak Ridge Road, Oak Ridge, New Jersey 07438

(Address of Principal Executive Offices) (Zip Code)

(973) 697-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LBAI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2020, Brian Gragnolati was appointed to the Boards of Directors of Lakeland Bancorp, Inc. (“Lakeland”) and Lakeland Bank. Mr. Gragnolati, age 62, is President and CEO of Atlantic Health System, an integrated health care delivery system with 17,000 employees that serves more than half the state of New Jersey. Mr. Gragnolati also serves as Immediate Past Chairman of the Board of Trustees of the American Hospital Association (AHA).

Mr. Gragnolati will serve on the Lakeland Board’s Nominating and Corporate Governance and Policy Committees. It is expected that Lakeland’s Board will nominate Mr. Gragnolati to be elected by Lakeland’s shareholders at its 2020 annual meeting for a one year term expiring in 2021.

A copy of the press release announcing Mr. Gragnolati’s appointment is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

    (d) Exhibits.

    The following Exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release of Lakeland Bancorp, Inc., dated January 21, 2020, announcing the appointment of Brian Gragnolati as a director of Lakeland Bancorp, Inc. and Lakeland Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Bancorp, Inc.

Date: January 21, 2020	By:	/s/ Timothy J. Matteson
	Name:	Timothy J. Matteson
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary